Exhibit 10.12

AMENDMENT #2 TO ALPHAMELD® LICENSE AGREEMENT

This Amendment No. 2 to the License Agreement amends that certain License Agreement originally entered into on October 1, 2023, as previously amended January 1, 2024 (together, the “Agreement”) is now amended as of September 1, 2025 (“Amendment No. 2”), by and between:

Invea Therapeutics, Inc., a Delaware corporation (“Invea”), and

InveniAI, LLC, a Delaware limited liability company (“InveniAI”). InveniAI LLC has created a wholly owned subsidiary, AlphaMeld Corporation (“AlphaMeld Corp.”) and transferred all necessary intellectual property rights of AlphaMeld Platform to AlphaMeld Corporation

Invea, InveniAI and AlphaMeld Corp. may be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

●	WHEREAS, the parties previously entered into the Agreement pursuant to which Invea obtained non-exclusive rights to access and use InveniAI’s AlphaMeld Platform for internal business purposes in the field of immune-mediated inflammatory diseases;

●	WHEREAS, all obligations of InvenAI LLC under this Agreement are hereby assigned by InveniAI LLC to AlphaMeld Corporation and AlphaMeld Corporation consents to the assignment of this Agreement to AlphaMeld Corporation and agrees to assume all obligations of InveniAI under this Agreement.

●	WHEREAS, the parties wish to amend the Agreement to revise certain financial terms and to clarify ownership of intellectual property developed through the use of the AlphaMeld Platform by Invea scientists; and

●	NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Clause 7 – "Fee"

The existing Clause 7 of the Agreement, "Fee," shall be amended to read as follows:

"7. Fee. In consideration for the rights granted under this Agreement, Invea shall pay to AlphaMeld Corp. an annual subscription fee of Fifty thousand dollars ($50,000) per Subscription Term effective Jan 1’2024. Such license fees shall be payable following the successful completion of Invea’s public offering and capital raise, at which time Invea shall remit the total accrued fees in accordance with mutually agreed payment timing."

2.	Intellectual Property

The existing Clause 5 of the Agreement in Appendix A outlining AlphaMeld License Terms, “Intellectual Property” shall be amended to read as follows, “All right, title and interest, including all intellectual property rights, in and to AlphaMeld®, including the Algorithms incorporated therein, and the Documentation are and will remain exclusively owned by AlphaMeld Corp., its licensors and their respective successors and assigns subject to Section 2.5. All right, title and interest, including all intellectual property rights in and to the Invea Material are and will remain exclusively owned by Invea, its licensors and their respective successors and assigns. Any inventions, discoveries, improvements, data, know-how, or intellectual property generated by Invea or its employees, agents, or contractors through the use of the AlphaMeld Platform shall be deemed the exclusive property of Invea Therapeutics, Inc. AlphaMeld Corp. shall, at Invea’s request and without any additional financial obligation from Invea, assign and execute all necessary documentation to effectuate the transfer and ownership of such intellectual property rights to Invea.

3.	Ratification of Agreement

Except as expressly modified by this Amendment, all other terms, provisions, and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, is hereby ratified and confirmed by the Parties.

4.	Counterparts

This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or by PDF shall be deemed effective as originals.

Invea Therapeutics, Inc. hereby consents to this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INVEA THERAPEUTICS, INC.

By:	/s/ Michael J Aiello
Name:	Michael J Aiello
Title:	CFO

INVENIAI LLC

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	CEO

ALPHAMELD CORPORATION

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	CEO
30-Oct-2025 | 9:11 AM PDT